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                                   EXHIBIT 5

                   Opinion of Brobeck, Phleger & Harrison LLP
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                                                                     EXHIBIT 5.0


                                  May 21, 1996



Pope & Talbot, Inc.
1500 S.W. First Avenue
Portland, OR  97201

            Re: Pope & Talbot, Inc.
                Registration Statement for Offering of
                1,177,919 Shares of Common Stock
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Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the 1,177,919 shares of Common Stock of Pope & Talbot, Inc. authorized for issuance in the aggregate under the Company's 1996 Non-Employee Director Stock Option Plan (the "Director Plan") and the Company's Stock Option and Appreciation Plan (the "Option Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Director Plan or the Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,


                             /s/ Brobeck, Phleger & Harrison LLP
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                             BROBECK, PHLEGER & HARRISON LLP